UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2016

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required, the information included in Item 8.01 of this Form 8-K is incorporated into this Item 1.01 by reference.

Item 8.01. Other Events.

Enbridge Energy Partners, L.P. (“EEP”) previously announced on August 2, 2016, that it had entered into a new joint venture, MarEn Bakken Company LLC (“MarEn”), which in turn had entered into a Membership Interest Purchase Agreement (“MIPA”) with Bakken Holdings Company LLC (“Bakken Holdings”) to, among other things, acquire 49 percent of the issued and outstanding membership interests in Bakken Pipeline Investments LLC (“BPI”). BPI owns 75 percent of the Bakken Pipeline System. The MIPA contained customary terms and conditions, including that the transaction could be terminated by either party if the transaction had not been consummated on or prior to December 31, 2016 (the “Outside Termination Option Date”).

Bakken Holdings and MarEn entered into an amendment to the MIPA dated December 14, 2016 (the “Amendment”). Under the terms of the Amendment, the Outside Termination Option Date has been changed from December 31, 2016 to March 31, 2017. All other terms of the MIPA remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: December 19, 2016	By:	/s/ VALORIE WANNER
Valorie Wanner Corporate Secretary (Duly Authorized Officer)